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                                                                    Exhibit 99.5


                                CUSTODY AGREEMENT

            This CUSTODY AGREEMENT (this "Agreement"), dated as of
November __, 2003, by and among PHEAA STUDENT LOAN TRUST I (the "Issuer"), MANUFACTURERS AND TRADERS TRUST COMPANY as the eligible lender trustee on behalf of the Issuer (the "Eligible Lender Trustee"), MANUFACTURERS AND TRADERS TRUST COMPANY, as Indenture Trustee (the "Indenture Trustee") and THE PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY, as custodian (the "Custodian") (collectively, the "Parties").

                               W I T N E S S E T H:

            WHEREAS, the Issuer and the Eligible Lender Trustee desire to retain and employ the Custodian to act, and the Custodian is willing to act, as custodian of certain Student Loan Files (as defined below) for the benefit of the Indenture Trustee on behalf of the Noteholders and various other secured parties described in the Indenture (as defined below) (collectively, the "Secured Parties").

            WHEREAS, the Parties desire to set forth the Custodian's duties as custodian.

            NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. The Issuer or the Eligible Lender Trustee on behalf of the Issuer or one of their respective affiliates shall, from time to time, deliver to the Custodian certain student loan promissory notes and other related documents (collectively, the "Student Loan Files"), which such Student Loan Files shall, from time to time, be (i) transferred and assigned by the Pennsylvania Higher Education Assistance Agency to the PHEAA Student Loan Foundation, Inc. (the "Depositor") or the Eligible Lender Trustee on behalf of the Depositor and by the Depositor or the Eligible Lender Trustee on behalf of the Depositor to the Issuer or the Eligible Lender Trustee on behalf of the Issuer and (ii) pledged by the Issuer or the Eligible Lender Trustee on behalf of the Issuer to the Indenture Trustee in connection with the financing of certain student loan asset-backed Notes, as set forth in that certain Indenture of Trust, dated as of November __, 2003 (as may be amended, supplemented or otherwise modified from time to time, the "Indenture"), among the Issuer, the Indenture Trustee and the Eligible Lender Trustee. The Issuer does hereby retain and employ the Custodian as custodian for the purpose of retaining and maintaining the Student Loan Files on the Indenture Trustee's behalf (for the benefit of the Noteholders' and other Secured Parties under the Indenture) and protecting such Student Loan Files in secure location in the offices of the Custodian.

     2. The Custodian shall provide an initial trust receipt upon delivery of the Student Loan Files [and such loan documents as are listed on Exhibit A attached hereto] and will provide a report of any discrepancies to the Issuer and the Indenture Trustee within [five (5)] business days after delivery.

     3. The Custodian shall provide a final trust receipt within __ days of the related Closing Date with respect to any Financed Student Loan collateralizing each Series of Notes


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issued pursuant to the Indenture and will provide a report of any discrepancies outstanding as of such ___ day to the Issuer and the Indenture Trustee.

     4. The Custodian shall not release any Student Loan Files except with the written consent of the Indenture Trustee (or such other person or persons designated by the Indenture Trustee to the Custodian in writing from time to time). Upon an appropriate receipt of such written instructions for each such release, the Custodian shall deliver the withdrawn Student Loan Files to the Indenture Trustee (or as otherwise instructed by the Issuer with the written consent of the Indenture Trustee).

     5. No modification of this Agreement shall be valid unless made by written agreement, executed and approved by the Parties hereto. This Agreement may be amended at any time, in such manner as may be mutually agreed upon in writing by the Parties, and may be terminated (i) by the Custodian at any time by delivery of thirty (30) days written notice thereof to the Parties, or (ii) by the Indenture Trustee, upon thirty (30) days written notice to the Parties; whereupon in either case, all Student Loan Files shall be delivered to the Indenture Trustee (or as otherwise instructed by the Indenture Trustee) upon an appropriate receipt. This Agreement shall not be terminated by the Issuer without the prior written consent of the Indenture Trustee and the Custodian (and in the case of any such termination, all Student Loan Files shall be delivered to the Indenture Trustee, or to such other party as the Indenture Trustee may designate from time to time). In any event, this Agreement will terminate upon the termination of the Indenture, whereupon all Student Loan Files shall be delivered to (or upon the orders of) the Issuer or the Eligible Lender Trustee.

     6. The Custodian may rely absolutely upon the genuineness and authorization of the signature and purported signature of any person reasonably believed by it to be an authorized representative of the Indenture Trustee, upon any instruction, notice, release, request, affidavit, or other document delivered to it (to the extent that the delivery of any such instruction, notice, release, request, affidavit, or other document by such person is permitted or otherwise within the scope of such person's rights or duties as set forth in this Agreement), including without limitation any such document delivered by facsimile transmission.

      7. Each of the Parties hereto hereby agrees that the Custodian will be held harmless from any and all claims, liability, losses, actions, suits, or proceedings at law or in equity, or any other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as custodian, unless caused by its willful misconduct or gross negligence in connection therewith, and the Issuer agrees to indemnify the Custodian against any and all reasonable expenses, including reasonable attorney's fees and the costs of defending any action, suit, or proceeding, or resisting any claim. The Issuer's obligations under this Section 6 shall survive any termination of this Agreement.

      8. The Issuer shall pay compensation to the Custodian for its services hereunder as may be reasonably agreed to from time to time between the Issuer and the Custodian.

      9. Reasonable expenses incurred by the Custodian in connection with its services hereunder shall be paid or reimbursed by the Issuer. Reasonable additional charges may be made by the Custodian for special or extraordinary services, and shall be paid by the Issuer.


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      10.    All notices and other written communications provided for hereunder shall be in writing and sent by ordinary mail, registered mail, national overnight courier service, email, fax, or delivered by hand, shall be sufficient for the purpose of providing written notice under this Agreement. All such communications must actually be received to be effective. All such communications should be directed to the following addresses:

                  If to the Issuer:

                  PHEAA Student Loan Trust I
                  c/o Wachovia Bank of Delaware, N.A.
                  One Rodney Square, Suite 102
                  920 King Street
                  Wilmington, Delaware 19890-0001
                  Attention: Corporate Trust Department
                  Telephone: (302) 888-7528
                  Facsimile: (302) 888-7544

                  If to the Indenture Trustee:

                  Manufacturers and Traders Trust Company
                  213 Market Street
                  Harrisburg, PA  17105
                  Attention: Corporate Trust Department
                  Telephone: (717) 255-2323
                  Facsimile: (717) 231-2608


                  If to the Eligible Lender Trustee:

                  Manufacturers and Traders Trust Company
                  213 Market Street
                  Harrisburg, PA  17105
                  Attention: Corporate Trust Department
                  Telephone: (717) 255-2323
                  Facsimile: (717) 231-2608


                  If to the Custodian:

                  Pennsylvania Higher Education Assistance Agency
                  1200 North Seventh Street
                  Harrisburg, PA  17102-1444
                  Attention: Mark R. Schmidt
                  Telephone: (717) 720-2023
                  Facsimile; (717) 720-3905

      11. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Indenture except if the context in which such terms are use clearly indicates to the contrary.


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      12.    This Agreement shall not be assigned to any party without the written consent of the Parties.

      13. Should any section or part of any section of this Agreement be declared void, invalid, or unenforceable by any court of law for any reason, such determination shall not render void, invalid, or unenforceable any other section or other part of any section of this Agreement.

      14. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Pennsylvania, without giving effect to principles of conflicts of law.

      15. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.



                            [signature page follows]



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                         PHEAA STUDENT LOAN TRUST I,
                                  as Issuer

                         By:      Pennsylvania Higher Education
                                  Assistance Agency,
                                  as Issuer's Administrator

                         By:
                               -----------------------------
                         Name:
                               -----------------------------
                         Title:
                               -----------------------------

                         MANUFACTURERS AND TRADERS
                                  TRUST COMPANY,
                                  not in its individual capacity but solely as Eligible Lender Trustee

                         By:
                               -----------------------------
                         Name:
                               -----------------------------
                         Title:
                               -----------------------------

                         MANUFACTURERS AND TRADERS
                                  TRUST COMPANY,
                                  not in its individual capacity but solely as Indenture Trustee

                         By:
                               -----------------------------
                         Name:
                               -----------------------------
                         Title:
                               -----------------------------

                         PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY,
                                  as Custodian

                         By:
                               -----------------------------
                         Name:
                               -----------------------------
                         Title:
                               -----------------------------